UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Republic Airways Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Brickyard Lane Carmel, Indiana	46032
(Address of principal executive offices)	(Zip Code)

(317) 484-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RJET	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Republic Airways Holdings Inc. (the “Company”) is amending its Current Report on Form 8-K, originally filed on April 28, 2026, to disclose certain subsequently approved compensation arrangements for Matthew J. Koscal in connection with his appointment as President and Chief Executive Officer, effective as of June 15, 2026.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by the Company in a Current Report on Form 8-K, filed on April 28, 2026, on April 22, 2026, the Company’s Board of Directors, upon the recommendation of its Corporate Governance Committee, promoted Matthew J. Koscal to the role of President and Chief Executive Officer (principal executive officer), effective as of June 15, 2026, to succeed David Grizzle, at which time Mr. Grizzle resumed the role of non-executive Chairman of the Board of Directors, a position previously held by Mr. Grizzle for the legacy Republic Board of Directors since 2017 (until assuming the Chief Executive Officer role), prior to its merger with Mesa Air Group, Inc. on November 25, 2025.

In connection with the promotion of Mr. Koscal, the Company’s Compensation Committee approved, on June 11, 2026, the following changes to Mr. Koscal’s compensation, effective as of June 15, 2026, to recalibrate Mr. Koscal’s compensation commensurately with his new, additional responsibilities:

•	Annual base salary of $802,000 (increased from $675,000);

•

Target cash bonus opportunity under the Company’s annual short-term incentive program with actual payout based on 2026 performance and a determination by the Compensation Committee: 114% of base salary (increased from 100%, resulting in a prorated 2026 target amount of approximately 100% of the new annual base salary); and

•

Target long-term incentive award valued at 376% of annual base salary (increased from 275% of base salary), resulting in a prorated 2026 target long-term incentive award of 310% of the new annual base salary, with actual payout subject to the Compensation Committee’s determination of details pertaining to such award as part of its annual review cycle.

•

For 2026, in light of Mr. Koscal’s revised long-term incentive target value, on June 15, 2026, Mr. Koscal received a supplemental grant of performance stock units (“PSUs”), with an aggregate value of $628,333, based on the volume-weighted average closing price of one share of the Company’s common stock for the 30 trading days ended on June 15, 2026, rounded up to the nearest unit (resulting in 31,559 PSUs at “target” performance). The material terms of the PSUs are set forth in the Form of Performance Stock Unit Grant Notice and Agreement under the Republic Airways Holdings Inc. 2025 Equity Incentive Plan, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 and incorporated by reference herein. At the conclusion of the three-year period commencing on January 1, 2026, the PSUs will vest upon satisfaction of the vesting criteria (Controllable Completion Factor (“CCF”), 3-Year Annual Average Daily Utilization Targets and pre-tax income (reported as income before income taxes in the financial statements)), applicable to the annual 2026 PSUs granted to the Company’s named executive officers in March 2026.

Except as set forth above, the terms of Mr. Koscal’s existing employment agreement (as amended) and outstanding award agreements remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	REPUBLIC AIRWAYS HOLDINGS INC.

	By:	/s/ Joseph P. Allman
	Name:	Joseph P. Allman
	Title:	Executive Vice President and Chief Financial Officer